CYTODYN, INC.

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
                                  FOR EMPLOYEES


         I recognize that CytoDyn, Inc. a Colorado corporation, (hereinafter collectively called the "Company"), is engaged in a continuous program of research and development of pharmaceutical products ("the "Business"). I recognize that these programs represent valuable assets to the Company.

         In consideration of my employment, the compensation received by me from the Company from time to time, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by my signature below, I hereby agree as follows:

         1. As an employee of the Company, I will devote my best efforts to the interests of the Company and to making contributions and inventions of value to the Company.

         2. I agree that employment creates a relationship of confidence and trust between the Company and me and, in acknowledgement of this relationship, I will not engage in any activity, investment, interest or association:

                  (a) which is hostile, adverse to or competitive with the Company, or

                  (b) which so occupies my attention as to interfere with the proper and efficient performance of my duties at the Company, or

                  (c) which interferes with the independent exercise of my judgment in the Company's interests.

         3. I agree that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including but without limitation, information created, discovered, developed or made known to me during the period of or arising out of my employment by the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the Business. All the aforementioned information is hereinafter called "Proprietary Information." Proprietary Information, for purposes of this Agreement, includes all information disclosed to me or known by me as a result of my employment with the Company, not generally known to the public, about the Company's products, processes, machines and services, including research, development, manufacturing, purchasing, finance, data processing, engineering, marketing, merchandising and selling.

         4. As used herein, the period of my employment includes any time in which I may be retained by the Company as a consultant or on contract before or after being an employee.

         5. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information clearly in the public domain and my own knowledge, skills and experience to whatever extent and in whatever way I wish.

         6. I agree that all algorithms, flow charts, sketches, schematics, drawings, models, plans, specifications, microcodes, computer programs, documentation, circuit and logic diagrams, circuit layouts, silkscreens, lab books, research reports and similar items documenting my work for the Company fall under the category of Work for Hire under the copyright laws of the United States. In consideration of my employment, I agree that programs and other such documentation written or created by me in the general areas of research and development being pursued by or under study by the Company in the Business shall be presumed to be Works for Hire performed for the Company, unless I have notified the Company, in writing, that the particular work is being created outside my employment. Such notification must be made as soon as is practical and with sufficient detail to identify the material in question.

         I understand that, in the absence of such notification, at the time of creation or immediately after creation, works made in whole or in part by me during my employment by the Company, falling within the scope of the Business of the Company, will be presumed to be Works for Hire. All copyrights to such works shall be the sole and exclusive property of the Company. I also understand that all such works are protected by the copyright laws of the United States from the time of their creation, and that any copying or appropriation of such works by me, for my own use or that of others for purposes not authorized by the Company or in its interests, will be in violation of the copyright laws of the United States and of international copyright conventions. Finally, in consideration of my employment, I agree to cooperate with the Company in performing all necessary steps for securing copyright registration of works created by me in whole or in part. This last obligation shall extend beyond the period of employment, providing that the Company agrees to provide reasonable expenses and compensation for my time, such compensation not to exceed twice the highest hourly rate paid to me during the period of my employment by the Company.

         7. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data of any nature pertaining to my work with the Company and I will not take with me any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

         8. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, skills and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment which are related to or useful in the Business of the Company, or result from tasks assigned me by the Company or result from the use of premises owned, leased or contracted for the Company (all said improvements,


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

inventions,   formulae,   processes,   techniques,  skills  and  data  shall  be
collectively hereinafter called "Inventions").

         9. I agree that all Inventions shall be the sole property of the Company and its assigns, and that the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I further agree as to all such Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and enforce from time to time patents on said Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing the same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. In the event the Company is unable, because of my mental or physical incapacity or for any reason whatsoever, to secure my signature to apply for, or to pursue any application for any United States ("U.S.") or for any foreign patent or copyright covering Inventions assigned to the Company as stated above, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for me and on my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution, issuance and renewal of U.S. and foreign patents and copyrights thereon with the same legal force and effect as if executed by me. My obligation to assist the Company in obtaining and enforcing patents for such Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request with such compensation not to exceed twice the highest hourly rate paid to me during the period of my employment by the Company.

         10. Any provision in this Agreement requiring me to assign my rights in any Invention does not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on my own time, and (a) which does not relate (i) to the Business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by me for the Company. I also agree to assign to or to assign as directed by the Company all my right, title and interest, in and to any and all Inventions full title to which is required to be in the U.S. by a contract between the Company and the U.S. or any of its agencies.

         11. As a matter of record, I have identified on Exhibit A, attached hereto, all Inventions or improvements relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company, which I desire to remove from the operation of this Agreement; and I covenant that such list is complete. If there is no such list on Exhibit A, I represent that there are no such inventions and/or improvements at the time of signing this Agreement.

         12. I represent that my performance of all the terms of this Agreement and my employment by the Company does not and will not, to the best of my present knowledge and belief, breach any agreement or duty to keep in confidence Proprietary Information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.


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

         13. (a) I understand as part of the consideration for the offer of employment extended to me by the Company and my employment or continued employment by the Company, that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless I have obtained written authorization from the former employer for their possession and use.

                  (b) The Company has not induced or solicited the breach of disclosure of any confidential information, trade secrets, agreement, duty, commitment, understanding by me, or other proprietary data of any previous employer of mine.

                  (c) The Company shall not utilize any trade secrets or confidential business or information of any other person, including any previous employer of mine, currently known by me.

                  (d) Accordingly, I advise the Company that the only materials or documents of a former employer which are not generally available to the public that I will bring to the Company or use in my employment are identified in Exhibit A attached hereto, and as to each such item, I represent that I have obtained, prior to the effective date of my employment with the Company, written authorization for their possession and use in my employment with the Company. If there is no such list on Exhibit A, I represent that there are no such materials and/or documents at the time of signing this Agreement.

                  (e) Neither my carrying on the Company's Business as an employee, nor the conduct of the Company's Business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which I am now obligated.

                  (f) I am not obligated under any contract, agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with my obligation to use my best efforts to promote the interests of the Company or that would conflict with the Company's Business now carried on or as proposed to be conducted.

         14. This Agreement shall be effective as of the first day of my employment by the Company and shall terminate five (5) years from the date of termination of employment. By signing this Agreement, I acknowledge receipt of a copy of this Agreement.




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

         15. This Agreement shall be binding upon me, by heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its successors and assigns.

         Dated (today's date):  _______________ __, _____.

                              CAUTION TO EMPLOYEE:
                               -------------------
                    This Agreement affects important rights.
                Do not sign it unless you have read it carefully,
              and are satisfied that you understand it completely.


                                                   Corinne Allen
                                             -----------------------------------
                                             Name (Please Print)

                                               /s/ Corinne Allen
                                             -----------------------------------
                                             Signature

                                               CFO
                                             -----------------------------------
                                             Title


ACCEPTED AND AGREED TO:

CYTODYN, INC.


By  /s/ Allen D. Allen
  -----------------------------------

Name    Allen D. Allen
    ---------------------------------

Title   CEO
     --------------------------------







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

                                    EXHIBIT A

         1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by CytoDyn, Inc. (the "Company") which have been made of conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

                  _____             No inventions or improvements
                  _____             See below

________________________________________________________________________________
________________________________________________________________________________

                  _____             Additional sheets attached

         2. I propose to bring to my employment the following materials and documents of a former employer which are not generally available to the public, which materials and documents may be used in my employment:

                  _____             No materials
                  _____             See below

________________________________________________________________________________
________________________________________________________________________________

                  _____             Additional sheets attached

         My signature on this document confirms that my continued possession and use of these materials is authorized.

         3.       Exceptions to copyright Works for Hire (paragraph 6.)

                  _____             No exceptions
                  _____             See below

________________________________________________________________________________
________________________________________________________________________________

                  _____             Additional sheets attached

_________________________________/______________________________________________
(Please Print Name and Title)

_________________________________/______________________________________________
__________________________ Representative (Please Print Name and Title)



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